UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2007

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SECURITY CAPITAL ASSURANCE LTD
(Exact name of registrant as specified in its charter)

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Bermuda	001-32950	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Bermudiana Road, Hamilton, Bermuda HM 11
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 292 8515

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 5, 2007, Security Capital Assurance Ltd (the “Company”) sold 250,000 of Fixed/Floating Series A Perpetual Non-Cumulative Preference Shares, par value $0.01 per share, having a liquidation preference of $1,000 per share (the “Preference Shares”) to Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wachovia Capital Markets, LLC and certain other initial purchasers (the “Initial Purchasers”).

The Preference Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Preference Shares to the Initial Purchasers in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers may resell the Series A Preference Shares to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-US persons pursuant to Regulation S under the Securities Act. The net proceeds to the Company from the offering of the Preference Shares, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $245.5 million.

The terms of the Preference Shares were determined by resolutions of a subcommittee designated by the Finance and Risk Oversight Committee of the Board of Directors of the Company at a meeting held on March 23, 2007 (the “Subcommittee Resolutions”) and by resolution of Claude LeBlanc, Executive Vice President, Corporate Development and Strategy, of the Company, on March 29, 2007 (the “Liquidation Preference Resolution”) acting pursuant to the Subcommittee Resolutions. Copies of an extract of the Subcommittee Resolutions and the Liquidation Preference Resolution are attached hereto as Exhibits 4.1 and 4.2, respectively, and each is incorporated herein by reference.

Until September 30, 2017, dividends on the Preference Shares will be payable semiannually on a non-cumulative basis, when, as and if declared by the Company’s board of directors, on March 31 and September 30 of each year at a fixed rate equal to 6.88% per annum on the liquidation preference. From and after September 30, 2017, dividends on the Preference Shares will be payable quarterly on a non-cumulative basis, when, as and if declared by the Company’s board of directors, on March 31, June 30, September 30 and December 31 of each year at a floating rate equal to three-month LIBOR plus 2.715% on the liquidation preference. Dividends on the Preference Shares, if declared, will be payable commencing on September 30, 2007. The Preference Shares will be perpetual securities with no fixed maturity date and will not be convertible into any of the Company’s other securities. The Form of Regulation S Global Preference Share Certificate and Form of 144A Global Preference Share Certificate are attached hereto as Exhibits 4.3 and 4.4, respectively, and the terms of each is incorporated herein by reference.

Replacement Capital Covenant

On April 5, 2007, in connection with the sale of the Preference Shares, Security Capital Assurance Ltd (the “Company”) entered into a Replacement Capital Covenant (the “Replacement Capital Covenant”), whereby the Company agreed for the benefit of holders of one or more designated series of our long-term debt securities that we may issue in the future that (i) the Company will not redeem, exchange or purchase the Preference Shares and (ii) none of the Company’s subsidiaries will purchase or exchange the Preference Shares, except, subject to certain limitations, to the extent that the applicable redemption, exchange or purchase price does not exceed a specified amount of cash proceeds from the sale of certain specified qualifying replacement capital securities raised during the period commencing on the 180th calendar day prior to the date of notice of the redemption or the date of purchase. The Company has made no decision as to whether, or when, the Company would issue debt securities that would have the benefit of that covenant. While such provisions are in effect, there could be circumstances where the Company would wish to redeem, exchange or purchase some or all of the Preference Shares but be restricted from doing so.

In order to give effect to the intent of the Company set forth in Recital C of the Replacement Capital Covenant, the Company is entering into and disclosing the content of the Replacement Capital Covenant with the intent that the covenants provided for in the Replacement Capital Covenant be enforceable by each future Covered Debtholder (as defined in the Replacement Capital Covenant), and that the Company be estopped from disregarding its covenants in the Replacement Capital Covenant.

The Replacement Capital Covenant may be terminated if (i) holders of at least a majority by principal amount of the then-effective series of covered debt consent or agree in writing to terminate the Replacement Capital Covenant, (ii) the Company no longer has outstanding any indebtedness that qualifies as covered debt or (iii) the Company no longer has any outstanding Preference Shares. In addition, if not earlier terminated, the Replacement Capital Covenant will terminate on September 30, 2047; provided, however, that the September 30, 2047 termination date may be extended at the Company’s option.

The foregoing description of the Replacement Capital Covenant does not purport to be complete and is qualified in its entirety by reference to the full text of the Replacement Capital Covenant, which is filed as Exhibit 4.5 hereto and is incorporated by reference herein.

Registration Rights Agreement

In connection with the sale of the Preference Shares, the Company entered into a registration rights agreement with the Initial Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities Exchange Commission relating to an offer to exchange the Preference Shares for publicly traded preference shares having substantially identical terms. If that registration statement is not filed within 180 days of the closing date of this offering or has not become effective within 240 days of the closing date of this offering, subject to certain exceptions, we will be required to pay additional non-cumulative dividends to holders of the Preference Shares. A copy of the Registration Rights Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 4.6 hereto.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:
Exhibit No.	Description

4.1	Extract of the Minutes of a Meeting of a Subcommittee of the Finance and Risk Oversight Committee held on March 29, 2007.

4.2	Certificate of Claude LeBlanc pursuant to authority vested by the Subcommittee of the Finance and Risk Oversight Committee.
4.3	Form of Regulation S Global Preference Share Certificate.
4.4	Form of 144A Global Preference Share Certificate.
4.5	Replacement Capital Covenant, dated April 5, 2007.
4.6	Registration Rights Agreement, dated April 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2007

SECURITY CAPITAL ASSURANCE LTD
(Registrant)

By:      /s/ Kirstin Romann Gould
Name: Kirstin Romann Gould
Title:  Secretary